LOAN AGREEMENT

THIS LOAN AGREEMENT ("Agreement"), dated December 17, 2020, is executed by and among Academy Bank, N.A., 1111 Main Street, Suite 1600, Kansas City, Missouri 64105 (together with its successors and assigns, "Lender"), and the following parties, both of whom share an address of 19920 West 161st Street, Olathe, Kansas 66062 (each separately, a “Borrower”, and collectively, “Borrowers”):

BHCRRE LLC, a Kansas limited liability company, with an office address of 19920 W. 161st Street, Olathe, KS 66062 (individually, “Fee Owner”); and

BHCMC, L.L.C., a Kansas limited liability company, with an office address of 19920 W. 161st Street, Olathe, KS 66062 (individually, “Manager”).

RECITALS:

A.         Borrowers have requested certain credit facilities from Lender (the “Loans”) in the maximum aggregate amount of $42,000,000.00 (such sum being hereafter referred to as the “Loan Amount”). The primary purposes of the Loans are i) to finance Fee Owner’s purchase price for the acquisition of certain real property located in Dodge City, Ford County, Kansas (the “Real Property”) and all improvements located thereon (the “Improvements”) (hereafter, the Real Property and Improvements shall be collectively referred to as the “Premises”); and ii) Manager’s refinance of all tangible and intangible personal property that are owned by Manager and used in connection with the management of a casino and resort business located on a portion of Premises that is commonly known as the Boot Hill Casino and Resort, including but not limited to all non-gaming-related equipment, supplies and inventory but excluding any prizes, giveaways, motor vehicles or other items in which the State of Kansas holds an interest (“Collateral”).

B.         Lender is willing to make the Loans as requested by Borrowers subject to, and conditioned upon, the terms of this Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration exchanged and received, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I – RECITALS; DEFINITIONS:

1.         Recitals. All Recitals contained above form a material and integral part of this Agreement, are binding upon the parties, and are incorporated herein by reference.

2.         Definitions. The following terms shall have the meanings ascribed below or as stated in the Agreement.

“Academy Bank Account” or “Academy Bank Accounts” means either the Manager’s Academy Bank Account or Fee Owner’s Academy Bank Account, or both, as the context implies or requires.

“Agency Fee” means a $42,000.00 annual fee payable by Borrowers to Lender on or before the Closing Date and on each anniversary of the Closing Date.

“Assignment of Leases” means the Assignment of Leases, Rents and Profits duly executed by Fee Owner on or about even date herewith.

“BNSC” means Butler National Service Corporation, a Kansas corporation.

“Business” means all casino management, resort, administrative and incidentally related business operations conducted on the Premises by Manager.

“Certificate(s) of Insurance” means certificates confirming to Lender’s satisfaction that all insurance required of Borrower under this Agreement and the other Loan Documents is in full force and effect.

“Closing Date” means December 17, 2020, or such other date as may be agreed in writing by Borrowers and Lender.

“CNDA” means the Consent, Non-Disturbance and Attornment Agreement duly executed by Fee Owner on or about even date herewith.

“Collateral” has the meaning provided for such term in Recital A., above.

“Cure Period” shall have the meaning provided for such term in Article VII, Section 2 of this Agreement.

“Event of Default” shall have the meaning provided for such term in Article VII, Section 1 of this Agreement.

“Facility Management Compensation” means all compensation and other sums payable from the Kansas Lottery to Manager and BNSC pursuant to the Facility Management Contract.

“Facility Management Contract” means the Lottery Gaming Facility Management Contract executed by BNSC and the Kansas Lottery on or about April 30, 2009, as assumed by Manager pursuant to an Assumption and Adoption Agreement on April 30, 2009, and as amended by i) a First Amendment to Lottery Gaming Facility Management Contract dated December 28, 2009, ii) a Second Amendment to Lottery Gaming Facility Management Contract dated October 30, 2018, iii) a Third Amendment to Lottery Gaming Facility Management Contract dated December 4, 2019, and effective as of December 15, 2019, and iv) a Renewal of Lottery Gaming Facility Management Contract effective as of December 15, 2019, as such agreement may from time to time be further extended, amended, restated, supplemented or otherwise modified.

“Fee Note” means the Promissory Note of even date herewith in the face amount of $35,000,000.00, duly executed by Fee Owner on or about even date herewith and payable to the order of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Fee Owner’s Academy Bank Account” means a deposit account to be established as of the Closing Date and maintained with Lender during the Loan term to be used as Fee Owner’s sole deposit account for the deposit of all Premises Revenue and payment of all Premises-related expenses, including the deposit of all sums payable to Fee Owner pursuant to the Manager Lease or otherwise.

“Gaming Revenue” means all cash and other revenue generated pursuant to the Facility Management Contract from electronic gambling machines, table games, poker and other lottery facility games after all related prizes are paid, but does not include Kansas Lottery ticket reimbursements.

“Gaming Revenue Account” means a deposit account maintained with Local Bank and designated account number 103556 and used as Manager’s sole account for a) the deposit of all Gaming Revenue, and b) the daily electronic payment of Gaming Revenue to the Kansas Lottery pursuant to the Facility Management Contract. All money deposited in the Gaming Revenue Account belongs to the State of Kansas.

“Guarantor” means any person or entity executing one or more Guaranties.

“Guaranty” and “Guaranties” means each guaranty of Borrowers’ payment and performance of the Loan executed by BNSC, Fee Owner and Manager, including but not limited to the Continuing Unlimited Guaranty instruments executed by BNSC, Fee Owner and Manager on or about even date herewith.

“Improvements” has the meaning provided for such term in Recital A., above.

“Kansas Lottery” means the Kansas state agency created by the Kansas Lottery Act.

“Kansas Lottery Act” means K.S.A. 74-8701, et seq., as amended, and the Kansas Expanded Lottery Act, K.S.A. 2007 Supp. 74-8733 through 74-8773, as amended.

“KRGC” means the Kansas Racing and Gaming Commission.

“Leasehold Mortgage” means a first priority Leasehold Mortgage and Fixture Filing duly executed by Manager on or about even date herewith and encumbering Manager’s leasehold interests in the Real Property and all Improvements thereon, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Loan Amount” has the meaning provided for such term in Recital A., above.

“Loan Fee” means a $210,000.00 fee payable by Borrowers to Lender on or before the Closing Date.

“Loans” has the meaning provided for such term in Recital A., above.

“Local Bank” means Fidelity State Bank located in Dodge City, Kansas.

“Local Operating Accounts” means two deposit accounts maintained with Local Bank and designated account number 105726 and 105627 and used as a) Manager’s sole accounts for the deposit of all gross Non-Gaming Revenue, b) transfer of deposits from Manager’s Academy Bank Account, and c) Manager’s general operating accounts for payment of all Business-related expenses.

“Manager Lease” means the Lease dated December 17, 2020, between Fee Owner as landlord and Manager as tenant.

“Manager Note” means the Promissory Note of even date herewith in the face amount of $7,000,000.00, duly executed by Manager on or about even date herewith and payable to the order of Lender, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Manager’s Academy Bank Account” means a deposit account established as of the Closing Date and maintained with Lender during the Loan term to be used as Manager’s sole deposit account for the deposit of all Facility Management Compensation, including the direct deposit by the Kansas Lottery of all sums payable to Manager pursuant to the Facility Management Contract or otherwise.

Material Adverse Effect” means a) an effect that results in or causes a material adverse change in the business, assets, property or financial condition of Borrowers and BNSC, as applicable, b) a material impairment of the legality, validity, binding effect or enforceability of any Loan Document or the rights and remedies of Lender under any Loan Document unless solely caused by Lender, c) a material impairment of the ability of the Borrowers and BNSC, as taken as a whole, to pay and perform their respective obligations under the Loan Documents, or d) a material impairment of the perfection or priority of the liens granted pursuant to the Loan Documents unless solely caused by the action or non-action of Lender.

“Mortgage” means a first priority Mortgage and Fixture Filing duly executed by Fee Owner on or about even date herewith and encumbering Fee Owner’s ownership interest in the Real Property and all Improvements thereon, as the same may from time to time be amended, restated, supplemented or otherwise modified.

“Non-Gaming Revenue” means all cash and other revenue generated from the Business other than the Gaming Revenue and Kansas Lottery ticket reimbursements.

“Note” and “Notes” means either the Fee Note or Manager Note, or both, as the context implies or requires.

“Permits” means those permits set forth on Exhibit A, attached hereto and incorporated herein by reference.

“Premises” has the meaning provided for such term in Recital A., above.

“Premises Revenue” means all cash income and other revenue generated from the Premises and due to Fee Owner, whether pursuant to the Manager Lease or otherwise.

“Real Property” has the meaning provided for such term in Recital A., above.

“SNDA” means the Subordination, Non-Disturbance and Attornment Agreement duly executed by Manager and Fee Owner on or about even date herewith.

“Survey” means a current ALTA/ACSM as-built survey or other drawing of the Premises, in form and content reasonably acceptable to Lender, and in form sufficient to a) accurately depict the entire Real Property, b) accurately depict the location and dimensions of all Improvements, c) accurately depict the location and confirm the sufficiency of all necessary access to the Real Property, d) enable the Title Company to issue the Title Policy without the standard, Schedule B-I survey-related exceptions contained in the Title Commitment, and e) accurately depict the location and dimensions of all Schedule B-II survey-related exceptions contained in the Title Commitment.

“Title Company” means Stewart Title Company.

“Title Commitment” means an ALTA 2006 form title insurance commitment that binds the Title Company to issue the Title Policy.

“Title Policy” means a lender’s title insurance policy insuring the Mortgage as a first and prior lien against Fee Owner’s interest in the Premises, subject to only those matters defined as “Permitted Encumbrances” in the Mortgage and containing such endorsements as Lender may require in its sole and absolute discretion.

ARTICLE II - LENDING COMMITMENTS AND AUTHORIZATIONS:

1.         Commitment. Subject to the terms and conditions of this Agreement and all other Loan Documents, Lender hereby commits to make the Loans in an aggregate amount not to exceed the Loan Amount. The Loan shall be evidenced by the Note. All proceeds of the Loans shall be disbursed to or on behalf of Borrowers and shall be used by Borrowers exclusively for the purposes identified in Recital A and for payment of any related closing costs and fees reasonably approved by Lender.

2.         Authorization for Other Advances. Without any further authorization or request by Borrower, Lender may, but shall not be obligated to, make advances of principal under the Loans for any of the following purposes: a) to cure any Event of Default (as hereafter defined) or any condition, event, act or omission which, with the giving of notice or lapse of time or both, would constitute an Event of Default; and b) to pay the reasonable expenses of Lender in connection with the Loans, and the collection thereof, including the reasonable fees and expenses of counsel for Lender. Each such advance is hereby authorized by Borrowers and shall be added to the principal balance of either or both of the Notes as reasonably determined by Lender. No such advances shall be limited by the original face amounts of the Notes, and all such advances shall be secured by the Loan Documents (as hereafter defined) as fully as if made directly to Borrowers. Lender shall not be obligated to make the advances described in this Section, but may do so in its sole and absolute discretion. All advances of principal made pursuant to this section shall be payable by Borrowers upon demand by Lender.

3.         Loan Fee and Agency Fees. In consideration of Lender’s commitment to make the Loans, Borrowers shall pay to Lender a) the Loan Fee and initial Agency Fee upon execution and delivery of this Agreement; and b) the Agency Fee on or before each anniversary of the date of this Agreement. The Loan Fee and Agency Fees are to be paid solely as independent consideration for Lender making and administering the Loans and proceeds from such fees shall not be applied to principal or interest under either Loan.

ARTICLE III - CONTINGENCIES TO LENDER’S OBLIGATION TO MAKE THE LOANS:

Lender's obligation to close the Loans, advance any principal thereunder, and extend any credit under the Loans is contingent on the execution of this Agreement by Borrowers and the execution, delivery, performance and satisfaction of all conditions precedent contained in the following documents, each of which shall be in form and content acceptable to Lender in its sole and absolute discretion unless otherwise expressly noted (collectively, the “Contingencies”):

1.         the Fee Note;

2.         the Manager Note;

3.         the Mortgage;

4.         the Leasehold Mortgage;

5.         the Assignment of Leases;

6.         the SNDA;

7.         the CNDA;

8.         an Assignment of Deposit Account duly executed by Fee Owner;

9.         an Assignment of Deposit Account duly executed by Manager;

10.         a Security Agreement duly executed by Fee Owner;

11.         a Security Agreement duly executed by Manager;

12.         an Environmental and ADA Indemnity Agreement executed by Borrowers and BNSC;

13.         the Guaranties executed by BNSC, Fee Owner and Manager;

14.         an Assignment of Deposit Accounts and Control Agreement executed by Manager and Local Bank with respect to the Local Operating Accounts;

15.         an estoppel statement duly executed by the Executive Director of the Kansas Lottery (the “Lottery Estoppel”);

16.         a Subordination of Management Agreement executed by Borrower and BNSC (“Management Subordination”);

17.         all UCC financing statements and amendment statements necessary to perfect any of the liens and security interests contained in the documents above;

18.         Certificates of Resolutions executed by Borrowers and BNSC, and certified copies of all their respective organizational documents;

19.         a Closing Agreement executed by Borrowers, BNSC and Lender;

20.         an opinion of counsel executed on or about even date herewith by counsel for Borrowers and BNSC;

21.         current state-issued certificates evidencing the due formation and good standing of Borrowers and BNSC;

22.         the Title Commitment and a pro forma Title Policy in form and content acceptable to Lender in its sole discretion;

23.         the Survey;

24.         copies of notices of exercise of purchase option, assignments of purchase option, purchase and sale agreements, conveyance deeds, and other conveyance documents pursuant to which Fee Owner shall acquire the Premises, together with all exhibits, addenda, modifications and amendments thereto, along with a copy of the final, fully-signed settlement statement for such transaction;

25.         copies of all Permits;

26.         all Certificates of Insurance;

27.         a settlement statement executed by Borrowers in form and content reasonably acceptable to Lender reflecting payment of all costs and expenses incurred in closing of the Loans and all Loan disbursements to be made in accordance with this Agreement;

28.         Borrowers’ payment in full of the Loan Fee, initial Agency Fee, and all actual out of pocket costs and expenses incurred by Lender in the preparation for, and closing of, the Loans;

29.         all other documentation relating to Borrowers, BNSC, the Facility Management Contract and the Business reasonably required by Lender;

30.         all documentation necessary to open and initially fund the Manager’s Academy Bank Account and Fee Owner’s Academy Bank Account;

31.         Borrower’s deposit of an aggregate sum of no less than $2,500,000.00 into the Manager’s Academy Account and Fee Owner’s Academy Bank Account;

32.         an executed copy of that certain Master Agreement by and between BHC Development, L.C. and Fee Owner, and acknowledged by BHC Investment Company, L.C. and BNSC;

33.         a complete and accurate copy of the fully executed Management Services Agreement between BHCMC and BNSC dated April 30, 2009 (“Management Services Agreement”);

34.         fully executed participation agreements from other lenders acceptable to Lender that obligate such other lenders to purchase at least $27,000,000.00 of participation interests in the Loan upon terms and conditions acceptable to Lender in its sole and absolute discretion, together with Lender’s actual receipt of all participation funds from such participating lenders; and

35.         such other documentation that Lender reasonably requires as detailed in a Closing Checklist provided to Borrowers at least twenty-four (24) hours prior to the Closing Date.

This Agreement and all documents described in Article III.1) through 19), above, together with any other documents related to the Loan hereafter executed by Borrowers or BNSC pursuant to this Agreement, as same may be modified, amended, renewed, extended, and replaced from time to time, shall be collectively referred to as the "Loan Documents." All obligations now or hereafter owed by Borrowers and BNSC under the Notes, this Agreement, and all other Loan Documents, together with all extensions, renewals and modifications thereof (no matter how evidenced and whether for payments, interest, fees, expenses or otherwise), whether direct or indirect, absolute or contingent, now existing or hereafter arising and howsoever evi‐denced or acquired, shall be referred to as the “Obligations.”

ARTICLE IV – SINGLE PURPOSE ENTITIES:

1.         Fee Owner. Fee Owner has not and shall not: a) engage in any business or activity other than the ownership and operation of the Premises in accordance with the Manager Lease and Loan Documents, and activities reasonably incidental thereto; b) acquire or own any assets other than the Premises and such incidental personal property as may be necessary for Fee Owner’s ownership and operation of the Premises; c) own any subsidiary or make any investment in, any business entity without having obtained Lender’s prior consent, which consent may be withheld or delayed in Lender’s sole and absolute discretion; d) merge into or consolidate with any business entity or dissolve, terminate, or liquidate in whole or in part, or transfer or otherwise dispose of all or substantially all of its assets or change its direct legal structure without in each case having obtained Lender's prior consent, which consent may be withheld or delayed only in Lender’s sole and absolute discretion; e) fail to preserve its existence as a business entity duly organized, validly existing, and in good standing under the laws of the state of its formation; f) maintain its assets in such a manner that it will be costly or difficult to seg‐re‐gate, ascertain, or identify its individual assets from those of any of its members; g) hold itself out to be responsible for the debts of any other business entity or person other than pursuant to the Guaranties; h) fail either to hold itself out to the public as a business entity separate and distinct from any other business entity or to conduct its business solely in its own name in order not i) to mislead others as to the identity with which such other business entity is transacting business (provided, however, Manager may do business as the “Boot Hill Casino and Resort”), or ii) to suggest that Fee Owner is responsible for the debts of any other business entity or person other than pursuant to the Guaranties; nor iii) materially modify its organizational documents without having obtained Lender’s prior consent in each instance, which consent shall be in Lender’s sole and absolute discretion.

2.         Manager. Manager has not and shall not: a) engage in any business or activity other than the management of the Business in accordance with the Facility Management Contract, Manager Lease and Loan Documents, and activities reasonably incidental thereto; b) acquire or own any assets other than the Collateral and such other gaming-related equipment or other items required to be acquired for the State of Kansas and incidental personal property as may be necessary for Manager’s management of the Business; c) own any subsidiary or make any investment in, any business entity without having obtained Lender’s prior consent, which consent may be withheld or delayed in Lender’s sole and absolute discretion; d) merge into or consolidate with any business entity or dissolve, terminate, or liquidate in whole or in part, or transfer or otherwise dispose of all or substantially all of its assets or change its direct legal structure without in each case having obtained Lender's prior consent, which consent may be withheld or delayed only in Lender’s sole and absolute discretion; e) fail to preserve its existence as a business entity duly organized, validly existing, and in good standing under the laws of the state of its formation; f) maintain its assets in such a manner that it will be costly or difficult to seg‐re‐gate, ascertain, or identify its individual assets from those of any of its members; g) hold itself out to be responsible for the debts of any other business entity or person other than pursuant to the Guaranties; h) fail either to hold itself out to the public as a business entity separate and distinct from any other business entity or to conduct its business solely in its own name in order not i) to mislead others as to the identity with which such other business entity is transacting business, other than the Manager may hold itself out as the Boot Hill Casino and Resort, or ii) to suggest that Manager is responsible for the debts of any other business entity or person other than pursuant to the Guaranties; nor iii) materially modify its organizational documents without having obtained Lender’s prior consent in each instance, which consent shall be in Lender’s sole and absolute discretion.

ARTICLE V - REPRESENTATIONS AND WARRANTIES:

Borrowers make the following representations and warranties to Lender, all of which shall survive the delivery of the Notes and the funding of the Loans:

1.         Authorization. a) Each Borrower is a limited liability company duly formed in the State of its formation, is duly authorized to do business in State in which the Premises are located, and has all requisite power and authority to own and operate its assets, to carry on its business as presently being conducted, to enter into and to carry out the terms of this Agreement, and to execute, deliver, and perform its obligations under the Notes and all other Loan Documents; and b) the performance by each Borrower of its obligations under the Loan Documents will not violate the terms of any provision of law, order, judgment or agreement binding upon either Borrower, the breach or default of which would result in a Material Adverse Effect.

2.         Litigation. Borrowers and BNSC do not have any action, suit or proceeding pending or, to the best of Borrowers’ knowledge, threatened or affecting them or their properties before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which would have a Material Adverse Effect except for District Court of Wyandotte County, Kansas, captioned BHCMC, LLC v. POM of Kansas, LLC and District Court of Douglas County, Kansas, Case No. 2020-CV-000229 captioned POM of Kansas, LLC v. Derek Schmidt, et al.

3.         Liability. a) Borrowers are not in default, and no event which, but for the lapse of time or service of notice or both, would constitute a default has occurred and is continuing under any Loan Document or any other agreement, indenture, mortgage, deed of trust, security agreement, or instrument under which any of them is directly or contingently liable or pursuant to which the Business, Premises, Collateral or any of their other assets or properties are encumbered or affected in any way, the breach or default of which would result in a Material Adverse Effect, and b) BNSC is not in default, and no event which, but for the lapse of time or service of notice or both, would constitute a default has occurred and is continuing under any Loan Document or any other agreement, indenture, mortgage, deed of trust, security agreement, or instrument under which it is directly or contingently liable, the breach or default of which would result in a Material Adverse Effect.

4.         Permits. The Borrowers shall ensure all Permits remain in full force and effect as necessary for i) Fee Owner to own the Premises and lease it to Manager pursuant to the Manager Lease, and ii) Manager to manage the Collateral and manage the Business.

5.         Management Agreements. Fee Owner has not entered any agreement, written or otherwise, for the management of the Premises with any third party that generates annual revenue to Fee Owner over $2,500.00. With the sole exception of the Management Agreement with BNSC, and the subcontracts for ATM and check guarantee/processing services, Manager has not entered any agreement, written or otherwise, for the management of the Business with any third party that generates any revenue over $2,500.00 per year.

ARTICLE VI - COVENANTS:

Until all indebtedness under the Loans has been paid and Borrowers and Lender have no remaining obligations under any of the Loan Documents:

1.    Compliance with Laws. Borrowers shall comply with the Permits and all laws and regulations affecting Fee Owner’s ownership and leasing of the Premises and Manager’s ownership of the Collateral and management of the Business excluding such occasional violations of a law or regulation by an employee of Manager that may occur without the knowledge of Manager’s General Manager and which would likely not result in a Material Adverse Effect on either Borrower. Borrowers shall ensure all Permits are either renewed or replaced as necessary to ensure the continued lawful operation of the Business on the Premises.

2.    Ownership and Management of Premises and Business. Borrowers shall not sell, lease, sub-lease, assign, or otherwise dispose of all or any part of the Premises or Collateral other than a) the lease of the Premises to Manager pursuant to the Manager Lease, and b) the sale or disposal of items of tangible personal property in accordance with the Security Agreement and Mortgage. Fee Owner shall be the exclusive owner of the Premises; shall lease the Premises solely to Manager in accordance with the Manager Lease; shall not enter any agreement, written or otherwise, for the management of the Premises with any third party; and shall pay no management fees to Manager or any third party for any management of the Premises. Manager shall be the sole co-manager of the Business with BNSC and lease the Premises from Fee Owner in accordance with the Manager Lease. Except as provided in Article V, Section 5, neither Manager nor BNSC shall enter any agreement, written or otherwise, for the management of the Business with any third party, and no fees or other consideration shall be paid by Manager or BNSC to any third party for any management of the Business.

3.    No Encumbrance of Premises or Collateral. Unless otherwise expressly permitted in this Agreement, any other Loan Document, a) Borrowers shall not create or permit any lien, security interest, or other encumbrance upon or with respect to the Premises or Collateral; and b) no mortgage, financing statement or other document encumbering any portion of the Premises or Collateral will be recorded or filed in favor of any other person without Lender's prior written consent; other than: i) the liens of Lender; ii) liens and other matters set forth on Schedule B to the Title Policy; iii) mechanics’ and materialmen’s liens for immaterial sums which are either not yet due and payable or are being contested in good faith by appropriate proceedings diligently pursued which serve to stay the foreclosure of such liens and for which reserves have been deposited with Lender or the applicable court or tribunal in an amount of at least 150% of the face amount of such lien; iv) liens for taxes that are not more than thirty (30) days overdue or, if the execution thereof is stayed, which are being contested in good faith by appropriate proceedings diligently pursued and for which reserves have been deposited with Lender or the applicable department or agency in an amount of at least 150% of the face amount of such lien; and v) liens to secure purchase money indebtedness or capitalized lease obligations, including, but not limited to, for the acquisition of new slot machines or computer systems, surveillance equipment and software; provided, x) such liens shall be created substantially simultaneously with the acquisition, repair, improvement or lease, as applicable, of the related property, y) such liens do not at any time encumber any property other than the property financed by such indebtedness, and z) the principal amount of indebtedness secured by any such lien shall at no time exceed one hundred percent (100%) of the original price for the purchase, repair, improvement or lease amount (as applicable) of such property at the time of purchase, repair, improvement or lease (as applicable) (collectively, “Permitted Liens”).

4.    Financial Reports. Borrowers shall maintain a modern system of accounting and keep, at their expense, adequate records and books of account with respect to the Premises and the Business. Borrowers’ and BNSC’s financial statements that are required to be delivered to Lender pursuant to this Agreement and the Guaranties shall include at least a balance sheet, a profit and loss or income and expense statement, a statement of material contingent liabilities as of the date of the balance sheet consistent with Borrowers’ reporting requirements to the Securities and Exchange Commission, and all other financial information reasonably requested by Lender. During the term of the Loan, Borrowers shall provide, or cause to be provided, to Lender copies of the following (collectively, the “Financial Statements”):

a)    commencing November 30, 2020, and continuing on the last day of each calendar month thereafter, as soon as available and in any event within thirty (30) days after each such date, an internally prepared financial statement of each Borrower for such calendar month, certified by each Borrower's chief executive or chief financial officer;

b)    commencing January 31, 2021, and continuing on the last day of each fiscal quarter thereafter, as soon as available and in any event within forty-five (45) days after each such date, an internally prepared financial statement of each Borrower for such fiscal quarter, certified by each Borrower's chief executive or chief financial officer;

c)    commencing on Borrowers’ fiscal year-end of April 30, 2021, and continuing on each April 30th fiscal year-end thereafter, as soon as available and in any event within one hundred twenty (120) days after each such date, a consolidated financial statement of Manager and Fee Owner for such fiscal year, certified by Borrowers’ chief executive or chief financial officers and, with respect to BHCMC, audited by an independent certified public accounting firm reasonably acceptable to Lender;

d)    commencing January 31, 2021, and continuing on the last day of each fiscal quarter thereafter, as soon as available and in any event within forty-five (45) days after each such date, i) a compliance certificate executed by the chief executive or chief financial officer of each Borrower that attests to their compliance with all covenants required in this Agreement for such fiscal quarter, with the form and content of such compliance certificates to be reasonably acceptable to Lender; and ii) a statement showing the acquisition, trade and disposal of all electronic gaming machines during such quarter; and

e)    commencing on Manager’s fiscal year-end of April 30, 2021, and continuing on each April 30th fiscal year-end thereafter, as soon as available and in any event within thirty (30) days after each such date, a budget for the Business of Manager for such fiscal year, duly executed by Manager's chief executive or chief financial officer.

5.         Indebtedness. Borrowers shall not directly or indirectly, incur, create, assume, guarantee, become contingently liable in connection with, or suffer to exist any indebtedness except a) liabilities to Lender; b) trade payables that arise in the ordinary and usual course of the ownership and leasing of the Premises in accordance with the Manager Lease; c) trade payables that arise in the ordinary and usual course of the Business in accordance with the Facility Management Contract; d) indebtedness secured by Permitted Liens; e) unsecured indebtedness in an aggregate amount for both Borrowers not to exceed $250,000.00 at any time outstanding; f) capital expenditures as required by the Facility Management Contract; and g) leases and purchases of gaming equipment required to operate the Business in accordance with the Facility Management Contract.

6.         Financial Covenants. Borrowers shall satisfy and maintain the following financial covenants:

a)          Combined DSCR Covenant. Borrowers shall achieve a minimum Combined DSCR (as hereafter defined) of 1.35:1.00 on a trailing twelve (12) month basis. As used herein:

i) “Combined DSCR” means EBITDA divided by Debt Service.

ii) “Debt Service” means the aggregate sum of all scheduled principal, interest and other charges payable under the Loans.

iii) “EBITDA” means the aggregate sum of Borrowers’ earnings before interest, taxes, depreciation, management fees in an amount not to exceed $125,000.00 per month, and amortization, exclusive of extraordinary income and losses, as calculated in accordance with generally accepted accounting principles.

iv) “Re-margin Payment” means the additional amount of Borrowers’ EBITDA that would have been necessary to achieve the minimum Combined DSCR for the period tested.

Subject to the terms of the immediately preceding paragraph, the Combined DSCR shall be tested as of the end of each fiscal quarter of Borrowers, commencing with April 30, 2021, and continuing on the last day of each April, July, October and January thereafter (each, a “Testing Date”). For purposes of calculating DSCR as of April 30, 2021, A) EBITDA will be annualized based on an August 1, 2020 start date by taking the aggregate sum of Borrowers’ EBITDA for such period (start date through applicable Testing Date), divided by the number of months in such period (August 1, 2020 to the testing date), multiplied by twelve (12); and B) Debt Service shall be annualized by taking the total aggregate sum of such scheduled Debt Service payments for such period (start date through applicable Testing Date), divided by the number of such monthly Debt Service payment dates prior to the Testing Date, multiplied by twelve(12).

Excluding the Combined DSCR test on the April 30, 2021 Testing Date, all Combined DSCR tests shall be based on Borrowers’ Financial Statements for each applicable trailing twelve (12) month period. If Borrowers fail to achieve the minimum Combined DSCR as of any Testing Date when and as required above, Borrowers shall make a Re-margin Payment to Lender and Lender shall apply the Re-margin Payment as a prepayment of principal under the Loans, with such prepayment being applied first to the Manager Note and then to the Fee Note. Re-margin Payments are due and payable in full by not later than 4:30 PM on the tenth (10th) day following the date of Lender’s notice to Borrowers that Borrowers failed to achieve the minimum Combined DSCR (“Re-margin Date”).

Borrowers’ obligation to achieve and maintain the minimum Combined DSCR and to make Re-margin Payments when and as required herein is hereafter referred to as the “Combined DSCR Covenant”.

b)         Maximum Cap Ex Covenant. On a combined basis, Borrowers covenant and agree not to make any capital expenditures in any of the following fiscal years that exceed the following aggregate sums unless otherwise required by the Facility Management Contract: i) $3,000,000.00 during the fiscal year ending April 30, 2021; ii) $2,000,000.00 during the fiscal year ending April 30, 2022; and iii) $1,500,000.00 during the fiscal year ending April 30, 2023, and during each fiscal year thereafter. Borrowers’ obligation to not exceed the maximum capital expenditure sums as and when required herein is hereafter referred to as the “Cap Ex Covenant”. For clarity, should any amount in (i), (ii) or (iii) not be spent during any given year, the balance shall be rolled forward for spending in a future year as necessary to comply with the Facility Management Contract.

c)         Liquidity Covenant. On a combined basis, Borrowers shall maintain at all times a minimum aggregate sum of $2,500,000.00 of unrestricted cash on deposit in the Fee Owner’s Academy Account and the Manager’s Academy Account. Borrowers’ obligation to maintain the minimum aggregate sum on deposit in such accounts as required herein is hereafter referred to as the “Liquidity Covenant”.

d)         Distribution Covenant. Until the Loans have been repaid in full, Borrowers shall not make any payment, transfer any asset, nor grant any other consideration to any of their members, owners or other equity interest-holders that represents or constitutes a distribution, dividend, return on equity, return of equity, or other payment of equity or profit (any such payment, asset or other consideration being hereafter referred to as a “Distribution”). Notwithstanding the foregoing, nothing contained herein shall prevent Borrowers from making i) payments to BNSC in accordance with the Management Services Agreement and Management Subordination; and ii) quarterly Distributions to their members solely for the purpose of such members making quarterly estimated tax payments as provided in Section 4.1(b)(ii) of the Amended and Restated Limited Liability Company Operating Agreement of BHCMC, LLC, provided the amount of such tax-related Distributions are approximately equal to the bona fide estimated tax liability for income earned from the Business for such quarterly periods. Borrowers’ obligation to refrain from making Distributions as required herein is hereafter referred to as the “Distribution Covenant”.

7.         Account Deposits – Fee Owner. Fee Owner shall deposit or cause to be deposited into the Fee Owner’s Academy Bank Account all Premises Revenue on a monthly basis as such income and revenue is received. Fee Owner shall not deposit any Premises Revenue into any account or other repository of funds other than the Fee Owner’s Academy Bank Account.

8.         Account Deposits – Manager. Manager shall deposit or cause to be deposited a) into the Gaming Revenue Account, all Gaming Revenue on each Business Day as such revenue is received; b) into the Manager’s Academy Bank Account, all Facility Management Compensation; and c) into the Local Operating Accounts, the Payroll Account (Fidelity Bank Account no. 103531) and the Prize Fund Account (Fidelity Bank Account No. 103549) all Non-Gaming Revenue and periodic transfers from the Manager’s Academy Bank Account. Manager shall not deposit i) any Gaming Revenue into any account or other repository of funds other than the Gaming Revenue Account, ii) any Facility Management Compensation into any account or other repository of funds other than the Manager’s Academy Bank Account; or iii) any Non-Gaming Revenue and transfers from the Manager’s Academy Bank Account into any account or other repository of funds other than the Local Operating Accounts, the Payroll Account (Fidelity Bank Account no. 103531) and the Prize Fund Account (Fidelity Bank Account No. 103549). Borrowers’ depository obligations as outlined herein are depicted on Exhibit B, attached hereto and incorporated herein by reference.

9.         Reporting of Material Adverse Effects. Within seven (7) calendar days of either Borrower receiving knowledge or notice of a) any Material Adverse Effect, or b) any charge, allegation, decree or judgment issued by a governmental agency or court that either or both Borrowers are in violation of any federal, state, or local law, rule regulation or order which would or could have a Material Adverse Effect on either Borrower, such Borrower shall provide Lender written notice thereof with reasonable detail of facts and circumstances comprising such Material Adverse Effect, charge, allegation, decree or judgment, as applicable.

ARTICLE VII - EVENTS OF DEFAULT; REMEDIES:

1.    Events of Default. The occurrence of any one or more of the following events (hereinafter called "Events of Default") shall constitute a default by Borrowers hereunder:

a)         Payment Default. Any payment required under either or both of the Notes, this Agreement, or any other Loan Document is not made when and as required thereunder.

b)         Nonpayment Covenants. i) A breach by either Borrower or any Guarantor in the performance or observance of any nonpayment-related covenant, obligation, agreement, term, or condition referred to or contained in this Agreement, any Guaranty, or any other Loan Document other than the Combined DSCR Covenant, the Cap Ex Covenant, the Liquidity Covenant or Distribution Covenant; or ii) the occurrence of any “Default” or “Event of Default” other than a payment default as defined in any other Loan Document.

c)         Representations and Warranties. Any representation or warranty made by either or both Borrowers in this Agreement, the Notes, or any other Loan Document is in any material respect unintentionally false when made or becomes so at any time thereafter.

d)         Third Party Loan Default. The occurrence of any uncured default under any document executed by either Borrower with respect to a loan provided by any third party to either Borrower which is secured by a lien on the Premises or Collateral (with no permission for the creation of such liens being implied) unless contested in good faith by appropriate proceedings diligently pursued which serve to stay the foreclosure of such liens and for which reserves have been deposited with Lender or the applicable court or tribunal in an amount of at least 150% of the face amount of such lien.

e)         Violation of Law. A charge, allegation, decree or judgment issued by a governmental agency or court that either or both Borrowers are in violation of any federal, state, or local law, rule regulation or order which would or could have a Material Adverse Effect on either Borrower, including but not limited to: a) any of the provisions of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, or any similar law which prohibits or restricts the storage, mainte‐nance, or discharge of hazardous materials or waste; or b) any of the facilities access provisions of the American with Disabilities Act of 1990, or any similar law imposing requirements relating to the accessibility of facilities to persons with disabilities.

f)          Change of Ownership or Management. i) Except for transactions in which BNSC becomes the sole member and equity interest holder of Manager that are financed with capital contributed to BNSC and without any cash flow or distribution from Manager, the occurrence of any change in the ownership of Borrowers that deviates from the ownership of such entities on the date of this Agreement as depicted on Exhibit C, attached hereto and incorporated herein by reference, without Lender’s prior written consent, which consent may be withheld in Lender’s sole and absolute discretion; or ii) the occurrence of any change in the management of either Borrower without Lender’s prior written consent, which consent may be withheld in Lender’s sole and absolute discretion. As used herein, a change in management of either Borrower means the removal or replacement of any two or more of the following without a similarly experienced and fully KRGC-licensed individual in the role within forty five (45) days: A) Clark Stewart as CEO of BNSC; B) Diane Giardine as General Manager of Manager; C) Chris Reedy as an officer of BNSC; or D) Ryan Deutsch as Assistant General Manager of Manager.

g)         Loss of Priority Position; Adverse Title or Possessory Interests. i) The loss or impairment of A) Lender's liens or security interest in the Premises or any Collateral, or B) the priority of Lender’s lien or security interest in the Premises or any Collateral, other than items expressly permitted hereunder, if any, and items caused by the sole fault of the Lender; or ii) the acquisition by any person or entity of any legal, beneficial, or possessory interest in any portion of the Premises or Collateral other than those interests defined as Permitted Liens.

h)         Bankruptcy; Insolvency; Debtor Relief. Either Borrower or BNSC i) makes an assignment for the benefit of creditors; ii) files a voluntary proceeding seeking protection from creditors under any bankruptcy or other law; iii) is the subject of an involuntary proceeding under any bankruptcy or other similar law and such proceeding is not dismissed within ninety (90) days; or iv) makes any admission of its inability to pay its debts generally as they become due.

i)         Voluntary Sale, Conveyance, or Encumbrance. Except as may otherwise be expressly permitted under this Agreement or any Loan Document, any voluntary sale, conveyance, lien, security interest or encumbrance of all or any part of the Premises or Collateral without Lender’s prior written consent.

j)         Default under Other Loan Documents with Lender. The occurrence of any default that continues beyond any applicable grace or cure period under any other promissory note, guaranty, security document, or loan document owned by Lender that has been executed by either Borrower or BNSC.

k)         Intentionally False Statement. The intentional falsity of any material statement, warranty or representation when given or made to Lender by either Borrower or BNSC, or any fraud committed by either Borrower or BNSC in connection with the procurement, processing, funding or servicing of the Loan.

l)         Appointment of Trustee. Either Borrower or BNSC, as applicable, seeks or consents to the appointment of a trustee, receiver, or liquidator for all or any portion of the Premises, Collateral, Business or other assets owned by such entities.

m)         Liens; Judgments; Levies. Subject to Borrowers’ rights to reasonably contest the following in accordance with the express terms of the Mortgage and other Loan Documents (as applicable), the occurrence of any of the following with respect to either Borrower or any portion of the Premises or Collateral: i) the imposition of any lien or other similar encumbrance other than Permitted Liens; ii) the issuance of any garnishment, attachment, levy, or any other form of execution in a value of $250,000.00 or more against the Premises or Collateral; or iii) the entry of one or more adverse judgments in an aggregate amount greater than $250,000.00 by one or more courts having competent jurisdiction with no timely appeal having been filed in accordance with applicable law, which judgments have not been paid in full within twenty (20) days of entry, or are not covered by A) one or more insurance policies (subject to retention); or B) contractual indemnity protection reasonably acceptable to Lender given by an indemnitor reasonably approved by Lender.

n)         Invalidity or Unenforceability of Security Interests. A determination by a court of competent jurisdiction that the security interests granted against any portion of the Premises or Collateral are invalid, unenforceable, or not perfected in any material respect.

o)         Guaranties. i) A determination by a court of competent jurisdiction that A) any Guaranty is invalid or unenforceable in any material respect; or B) any Guarantor’s compliance with the terms of such Guarantor’s respective Guaranty would result in a breach or violation of: 1) any agreement or instrument to which such Guarantor is now a party or by which such Guarantor is bound; or 2) any provision of law or any order of any court or other agency of government; or ii) the entry of one or more adverse judgments against any Guarantor in an aggregate amount greater than $500,000.00 by one or more courts having competent jurisdiction with no timely appeal having been filed in accordance with applicable law, which judgments have not been paid in full within twenty (20) days of entry, or are not covered by A) one or more insurance policies (subject to retention); or B) contractual indemnity protection reasonably acceptable to Lender given by an indemnitor reasonably approved by Lender.

p)         Facility Management Contract. i) Manager fails to perform or otherwise defaults in any of its material obligations under the Facility Management Contract, and such failure or default continues beyond any applicable grace or cure period contained in the Facility Management Contract; ii) the Facility Management Contract is terminated, materially modified, materially amended or replaced without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion; or iii) the Lottery fails to perform or otherwise defaults in any of its material obligations under the Facility Management Contract, and Manager is unable to compel compliance with the Management Contract or recover damages against the State of Kansas, its agencies or political subdivisions in an amount sufficient to remedy the default in a court of competent jurisdiction or otherwise cures the default by agreement with the State of Kansas, its agencies or political subdivisions.

q)         Manager Lease. i) Manager fails to perform or otherwise defaults in any of its material obligations under the Manager Lease, and such failure or default continues beyond any applicable grace or cure period contained in the Manager Lease; ii) Fee Owner fails to perform or otherwise defaults in any of its material obligations under the Manager Lease, and such failure or default continues beyond any applicable grace or cure period contained in the Manager Lease; or iii) the Manager Lease is terminated, materially modified, materially amended or replaced without the prior written consent of Lender, which consent may be withheld in Lender’s sole and absolute discretion.

r)         Non-Curable Financial Covenants. Borrowers fail to comply with the Combined DSCR Covenant or the Cap Ex Covenant, or both, when and as required herein.

s)         Curable Financial Covenants. Borrowers fail to comply with the Liquidity Covenant or Distribution Covenant, or both, when and as required herein.

t)         Material Adverse Effect. A Material Adverse Effect occurs with either Borrower or any Guarantor as reasonably determined by Lender.

2.         Notices of Default and Rights to Cure. The following notice and cure rights shall apply to all Events of Default:

a)         Borrower shall have the right to cure any Event of Default described in Subsection 1.a) of this Article within ten (10) calendar days following the due date of any such payment.

b)         Borrower shall have thirty (30) calendar days following the date of Lender's notice to cure all other Events of Default described in Subsections 1.b) through 1.d), 1.g), 1.n), 1.s) and 1.t) of this Article; provided, however, such right to cure shall only apply to a maximum of two (2) occurrences of any such Event of Default occurring within any twelve (12) consecutive month period.

c)         Notwithstanding the foregoing, Borrower shall have no right to notice from Lender or right to cure for all Events of Default that are not expressly identified in Sub-sections 2.a) and 2.b), above. The time periods for opportunities to cure Events of Default as provided in this Section shall hereafter be referred to as the “Cure Period”. To the extent that there is any conflict or inconsistency, the notice rights and Cure Periods contained herein shall control with respect to all Events of Default and all other defaults occurring under all other Loan Documents. During any applicable Cure Period, Lender shall be entitled to receive all applicable late payment fees, if any.

3.         Remedies. If any Event of Default occurs and continues beyond the applicable Cure Period provided above (if any), then upon the election of Lender in its sole and absolute discretion, all indebtedness under one or both of the Loans and other Obligations shall immediately become due and payable upon demand, without presentment, protest, or further notice of any kind, all of which are expressly waived, and Lender's commitment hereunder and under all other Loan Documents shall immediately terminate, notwithstanding any contrary provision contained herein. Lender shall also have the following additional rights and remedies:

a)         Generally. Lender may resort to any and all rights and remedies available against Borrowers and any or all Guarantors under this Agreement or any one or more of the other Loan Documents, and Lender's resort to any remedy shall not prevent the concurrent or subsequent employment of any other remedy.

b)         Expenses of Collection. All actual out of pocket costs, expenses, and liabilities incurred by Lender in collecting or attempting to collect any of the Obligations, including costs and expenses incurred in proposing to sell or selling any security, shall constitute a demand obligation owing by Borrowers and shall bear interest from the date of expenditure until paid at the same rate as contained in either Note selected by Lender in its sole and absolute discretion.

c)         Set-Off. Lender may immediately, after the expiration of any applicable cure period, set-off some or all of the balances contained in the Manager’s Academy Bank Account, Fee Owner’s Academy Bank Account, and all other deposit accounts of Borrowers with Lender and apply such sums toward repayment of the Obligations.

d)         Facility Management Contract. In the event of termination of the Facility Management Contract, Manager agrees that the Executive Director of the Kansas Lottery may immediately assume responsibility for managing the Business pending the Kansas Lottery’s selection, approval and installation of a temporary lottery gaming facility manager and Issuance of a gaming facility manager certificate by the KRGC; the Kansas Lottery and/or such temporary manager will manage the Business subject to the terms and conditions of the Facility Management Contract, shall have access to all funds provided under the Management Contract and shall periodically account to Lender for all funds received and expended in furtherance of the Business. When a new permanent manager is selected, approved and certified to manage the Business, the temporary manager shall provide a final accounting of all receipts and disbursements of Gaming Revenue and manager compensation. Notwithstanding, the Executive Director in his or her sole discretion, as allowed by law, shall have the right to keep the existing defaulting Manager in place pending selection and qualification of a new third-party manager.

ARTICLE XI - MISCELLANEOUS:

1.         Waivers. No omission or delay by Lender in exercising any right or power under this Agreement, the Notes, or any other Loan Document, will impair such right or power to be construed to be a waiver of any default or acquiescence therein, and any single or partial exercise of any right or power will not preclude other or further exercise of any other right, and no waiver will be valid unless in writing and signed by Lender and then only to the extent specified. All remedies afforded herein and by law will be cumulative and will be available to Lender until all indebtedness of Borrower is paid.

2.         Expenses. All filing fees and recording fees incurred by Lender in recording or filing any Loan Document or other instrument in accordance with this Agreement shall be paid by Borrowers.

3.         Assignment. The rights conferred upon Lender under this Agreement will automatically extend to and be vested in and binding upon any successors, assignees, or transferees of Lender, subject to any consents required by the Kansas Lottery pursuant to the Facility Management Contract or the Kansas Lottery Act.

4.         Notices. All notices, requests, or demands required or permitted by this Agreement shall be given to or made upon the respective parties hereto by depositing same in the United States Mail, postage prepaid, via hand-delivery, or by nationally recognized over-night courier, to the following addresses:

a)	Fee Owner:

BHCRRE LLC

Attn: General Manager

19920 West 161st Street

Olathe, Kansas 66062

With copies to:

Bryan Cave Leighton Paisner LLP

Attn: James P. Pryde

1200 Main Street, Suite 3800

Kansas City, Missouri 64105

b)	Manager:

BHCMC, L.L.C.

Attn: General Manager

19920 West 161st Street

Olathe, Kansas 66062

With copies to:

Bryan Cave Leighton Paisner LLP

Attn: James P. Pryde

1200 Main Street, Suite 3800

Kansas City, Missouri 64105

c)	Lender:

Academy Bank, N.A.

Attn.: Andrew Muller

1111 Main Street, Suite 1600

Kansas City, Missouri 64105

With copies to:

Kutak Rock LLP

Attn.: John M. Keller

Two Pershing Square

2300 Main Street, Suite 800

Kansas City, Missouri 64108

All notices sent in accordance with the terms of this section shall be deemed received i) within three (3) business days of deposit in the United States Mail; or ii) on the day of receipt, if sent via hand-delivery or nationally recognized over-night courier.

5.         Amendment. Borrowers and Lender may from time to time enter into written agreements supplemental hereto for the purpose of modifying or adding any provision to this Agreement or changing the rights and privileges of Lender or Borrowers hereunder. Any such supplemental agreement shall be binding upon Borrowers and Lender and their respective successors.

6.         Governing Law. This Agreement and all other Loan Documents will be governed by the laws of the State of Kansas.

7.         Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which when so executed shall be deemed an original hereof and all of which together shall constitute one and the same instrument.

8.         Binding Effect. This Agreement shall continue until payment in full of all indebtedness owing hereunder and shall be binding upon Borrowers, their successors and assigns, and shall be binding upon and inure to the benefit of Lender, its successors and assigns.

10.         Headings. Article and section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

11.         Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

12.         Loan Payments. Borrowers hereby authorize and direct Lender to debit the Manager’s Academy Bank Account each month when and as necessary to timely make their monthly Loan payments under both the Fee Note and Manager Note. If the funds available in the Manager’s Academy Bank Account are insufficient to make the full payments due under both Notes, a) Lender may apply such funds to either or both Notes in such amounts and in such order as Lender may elect in its sole discretion; and b) Borrowers shall remain obligated to pay the remaining balances due under the Notes within the applicable Cure Period for Note payments.

13.         Venue. Borrowers and Lender hereby irrevocably agree that Lender may bring any suit, action, or other legal proceedings arising out of this Agreement in courts having jurisdiction in Shawnee County, Kansas, Ford County, Kansas, or the County and State in which any portion of the Premises or Collateral is located, whether local, state, or federal. Borrowers and Lender hereby consent to the jurisdiction of such courts and waive any rights to request a change of venue or a removal to another court.

14.         Waivers of Jury Trial. Borrowers and all endorsers, sureties, or guarantors hereby irrevocably and severally: a) waive the right to a trial by jury in any action or proceeding brought by any party in connection with this Agreement, any Loan Document, or any modification thereof; b) have made this waiver knowingly, intentionally, and voluntarily; c) acknowledge no reliance upon any oral or written statements made by Lender or on Lender's behalf, other than those contained herein, either to induce this waiver of trial by jury or to modify or nullify its effect; d) acknowledge reading and understanding the meaning and ramifications of this waiver provision; and e) agree to take all such actions as may be required by applicable law to allow this waiver to be enforceable. By executing this Agreement, Lender waives the right to a trial by jury in any action or proceeding brought by any party in connection with this Agreement.

15.         No Oral Agreements. The following is included in this Agreement pursuant to K.S.A. § 16-118(b):

This Agreement and all the Loan Documents collectively constitute the written credit agreement which is the final expression of the credit agreement between Borrower and Lender.

This Agreement and all the Loan Documents may not be contradicted by evidence of any prior oral credit agreement or of a contemporaneous oral credit agreement between Borrower and Lender.

The following space (which Borrower and Lender agree is sufficient space) is provided for the placement of nonstandard terms, if any:

______________________________________________________

[None] .

Borrower and Lender affirm that there is no unwritten oral credit agreement between Borrower and Lender with respect to the subject matter of this Agreement and the other Loan Documents.

Lender’s Initials:	Borrower’s Initials: Borrower’s Initials:

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be executed on or about the date first written above.

BORROWERS:

Fee Owner:

BHCRRE LLC,

a Kansas limited liability company

By:

Print Name: _____________________________

Title: ___________________________________

Manager:

BHCMC, L.L.C.,

a Kansas limited liability company

By:

Print Name: _____________________________

Title: ___________________________________

LENDER:

Academy Bank, N.A.

By: ___________________________________

Print Name:

Title: